The Fairchild Corporation Subsidiaries as of June 30, 1997:

Aircraft Tire Corporation [Del.]
Banner Aerospace Holding Company I, Inc.[Del]
     Banner Aerospace Holding Company II, Inc.[Del]
Banner Energy Corporation of Kentucky, Inc. [Del]
     Jenkins Coal Dock Company, Inc.[Del]
     KenCoal Associates {Partnership} [Ohio]
Faircraft Sales Ltd. [Del]
Banner Industrial Products, Inc.[Del]
Bow Wow, Inc. [Del]
Fairchild CDI S.A. [France]
Fairchild Export Sales Corporation [Barbados]
Fairchild Titanium Technologies, Inc.[Del]
Plymouth Leasing Company [Del]
RHI Holdings, Inc.[Del]
     Banner Aerospace, Inc.[Del] (36.3% by RHI)
          Adams Industries, Inc. [CN]
          Aero International, Inc. [Ohio]
          Aerospace Bearing Support, Inc. [CA]
          Aircraft Bearing Corporation [CA]
          BAI, Inc. [CA]
          Banner Aerospace Foreign Sales Corporation [US Virgin
            Islands]
          Banner Aerospace Services, Inc. [Ohio]
          Banner Aerospace-Singapore, Inc. [Del]
          Banner Distribution, Inc. [Del]
          Burbank Aircraft Supply, Inc. [Del]
               Burbank Aircraft International, Inc. [Del]
                    Burbank Aircraft International, GmbH [Germany] DAC International, Inc. [TX]
          Dallas Aerospace, Inc. [TX]
               P. B. Herndon Company [Missouri]
          Discontinued Aircraft, Inc. [TX]
          Discontinued Services, Inc.[Del]
          GCCUS, Inc. [CA]
          Georgetown Jet Center, Inc. [Del]
          Harco, Inc. [Del]
               Harco Aerospace Fasteners, Ltd. [Canada]
                    Harco Northern Ireland, Ltd. [N. Ireland--UK] Matrix Aviation, Inc. [KS]
          Nasam Incorporated [CA]
          PacAero [CA]
               Banner Aero (Australia) Pty, Ltd. [Australia] Professional Aviation Associates, Inc. [GA]
               Professional Aircraft Accessories, Inc. [FL]
          Solair, Inc. [FL]
               Banner Aerospace (U.K.) Limited [U.K.]
          Tri-Fast SARL [France]
     Banner Capital Ventures, Inc.[Del]
     Banner Industrial Distribution, Inc.[Del]
     F. F. Handels GmbH [Germany]
     Fairchild France, Inc.[Del]
     Fairchild Holding Corp. [Delaware]
          A10 Inc. [Del]
               Fairchild Retiree Medical Services, Inc. [Del] Banner Aerospace, Inc. [Del]{23.0% by FHC}
          Banner Investments (U.K.) Limited [U.K.]
               Fairchild Fastener Group Ltd. [U.K.]
                    Camloc (U.K.) Ltd. [U.K.]
               JJS Limited [United Kingdom]
          Fairchild Arms International Ltd. [Canada]
          Fairchld Data Corporation [Del]
          Fairchild Fasteners Corp.[Del]
          Fairchild Finance Company [Republic of Ireland] Fairchild Germany, Inc. [Del]
               Convac USA, Inc. [Del]
                    Fairchild Technologies USA, Inc. [Calif]
          Mairoll, Inc. [Del]
          Simmonds Mecaero Fasteners, Inc.[DL]
          Meow, Inc. [Del]
               Fairchild Fasteners Europe--Simmonds S.A.R.L
                    Simmonds S.A. [France]
                         Eurosim Componentes Mecanicos de
                     Seguranca, Lda. [Portugal]
                         Mecaero S.A. [France]
                         Transfix S.A. [France]
          Oink Oink, Inc. [Del.]
          VSI Holdings, Inc. [Del]
               Camloc Holdings Inc. [Del.]
               Fairchild Technologies Gmbh [Germany]
                    Convac Dresden GmbH [Germany]
                         Convac France S.A. [France]
               Fairchild Fasteners Europe--Camloc GmbH [Germany]
                    Fairchild Fasteners France S.A.R.L. [France]
               Fairchild Fasteners Europe--VSD GmbH [West Germany] Fairchild Technologies UK Ltd. [U.K.]
     Fairchild Scandinavian Bellyloading Company Aktiebolag
     MTA, Inc. [Del]
     Northking Insurance Company Limited [Bermuda]
     Recycling Investments, Inc. [Del]
     Recycling Investments II, Inc. [Del]
     Scandinavian Bellyloading International, Inc. [CA]
     Sovereign Air Limited [Del]